EXHIBIT 10.1

                      NEXTBAND INTERESTS PURCHASE AGREEMENT

     This NEXTBAND Interests Purchase Agreement (this "Agreement") is made and entered into as of March 31, 1999 between Nextel Spectrum Acquisition Corp., a Delaware corporation ("NSAC") and NEXTLINK Communications, Inc., a Delaware corporation ("Purchaser").

W I T N E S S E T H:

     WHEREAS, NSAC wishes to sell, and Purchaser wishes to purchase, subject to the terms and conditions set forth herein, NSAC's interests in NEXTBAND Communications, L.L.C.;

     WHEREAS, the NSAC and Purchaser intend to enter into a Registration Rights Agreement in the form attached hereto as Exhibit A (the "Registration Rights Agreement", and together with this Agreement, the "Agreements"); and

     WHEREAS, NSAC and Purchaser desire to make certain agreements in connection with the transactions contemplated hereby.

     NOW,   THEREFORE,   in   consideration   of   the   premises   and  of  the
representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I.

                         PURCHASE AND SALE OF INTERESTS

     1.1. AUTHORIZATION OF SALE. NSAC has authorized the sale to Purchaser, and Purchaser has authorized the purchase from NSAC, of all of NSAC's membership interest (the "Interests") in NEXTBAND Communications, L.L.C, a Washington limited liability company ("NEXTBAND"), which constitute 50% of the outstanding membership interests.

     1.2. PURCHASE AND SALE OF INTERESTS. Subject to the terms and conditions set forth in this Agreement and in reliance upon NSAC's and Purchaser's representations set forth below, on the Closing Date (as defined below) NSAC shall sell to Purchaser, and Purchaser shall purchase from NSAC, the Interests for (i) $68,850,000 in cash plus an amount equal to 25% of the net proceeds (the "25% Offering Proceeds"), if any, received by Purchaser in the initial underwritten offering conducted pursuant to the terms of that certain Registration Rights Agreement (the "WNP RRA") between Purchaser and certain stockholders of WNP Communications, Inc., dated January 14, 1999 (the "WNP Initial Offering") (the "Monetary Purchase Price") plus (ii) an additional $68,850,000 less the 25% Offering Proceeds, if any, to be payable, at Purchaser's election, either in (A) cash, (B) shares of Purchaser's Class A Common Stock, par value $.02 per share ("Purchaser Common Stock") or (C) any combination of cash and shares of Purchaser Common Stock (the "Remaining Purchase Price"). Such sale and purchase

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shall be effected on the Closing Date by NSAC executing and delivering to
Purchaser an Assignment of Interests in the form attached hereto as Exhibit B against payment or delivery as appropriate, by Purchaser to NSAC of the Monetary Purchase Price and the Remaining Purchase Price. Purchaser shall pay the Monetary Purchase Price and such portion of the Remaining Purchase Price that Purchaser elects to pay in cash by wire transfer of immediately available funds to such account as NSAC shall designate, with such designation to occur not less than three (3) Business Days prior to the Closing Date. Purchaser shall deliver shares of Purchaser Common Stock to NSAC having a value (determined as provided in the next sentence) equal to the balance, if any, of the Remaining Purchase Price not paid in cash. Each share of Purchaser Common Stock so delivered shall be deemed to have a value equal to its Volume-Weighted Average Trading Price (as defined below) for the twenty trading days preceding (but not including) the Closing Date hereunder (with appropriate adjustments for any stock splits, stock dividends or the like that may occur during such period).

     1.3. CLOSING. The closing of the purchase and sale of the Interests (the "Closing") shall be scheduled for a date no later than the fifth Business Day following the date on which all the conditions contained in Sections 5.1, 5.2(d) and 5.3(e) shall have been satisfied or waived. The date on which the Closing occurs is herein referred to as the "Closing Date" On the day prior to the Closing Date, unless Purchaser has delivered to NSAC an irrevocable written election to pay the entire Remaining Purchase Price in cash, Purchaser and NSAC shall execute the Registration Rights Agreement. If on the Closing Date any other condition to the Closing has not been satisfied or waived by the party or parties entitled to the benefit of the same, any party (other than a party whose failure to perform its obligations under this Agreement is responsible for the failure of such conditions) shall have the right to terminate this Agreement.

     1.4. DEFINITION. "Volume-Weighted Average Trading Price" means, for any period, (i) the average of the daily prices for each trading day during such period, with each daily price computed as the product of (x) the sale price times (y) the number of shares of Purchaser Common Stock sold at such price, divided by (ii) the total number of shares of Purchaser Common Stock so traded during such trading day, all as reported by Bloomberg, L.P.



                                   ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF NSAC

     NSAC represents and warrants to Purchaser as follows:

     2.1. ORGANIZATION AND GOOD STANDING. NSAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. NSAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure so to be duly qualified or licensed and in good standing

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would not be reasonably likely to have a material adverse effect on (i) the business, assets, condition (financial or other), prospects or results of operations of NEXTBAND or (ii) the Interests (an "NSAC Material Adverse Effect"). NSAC has heretofore made available to Purchaser accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of NSAC. Unrestricted Subsidiary Funding Company, a Delaware corporation and a wholly-owned subsidiary of Nextel Communications, Inc., is the sole stockholder of NSAC.

     2.2. AUTHORIZATION; BINDING AGREEMENT. NSAC has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the due authorization and approval for sale of the Interests to Purchaser. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of NSAC, and no other corporate proceedings on the part of NSAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by NSAC and constitutes the legal, valid and binding agreement of NSAC enforceable against NASC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

     2.3. GOVERNMENTAL APPROVALS. To the best of NSAC's knowledge, no consent, approval, waiver or authorization of, Consent"), any government, any political subdivision, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality or any court, tribunal, arbitrator or self-regulatory organization ("Governmental Authority") on the part of NSAC is required in connection with the execution or delivery by NSAC of this Agreement or the consummation by NSAC of the transactions contemplated hereby other than (i) FCC approval of the LMDS license transfer application contemplated hereby and (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act").

     2.4. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by NSAC with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws or other governing instruments, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of NSAC, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of NSAC's assets or (iv) subject to obtaining the consents from Governmental Authorities referred to in Section 2.3 hereof, contravene any Law to which NSAC or any of its assets or properties are

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subject, except in the case of clauses (ii), (iii) and (iv), above, for any deviations from the foregoing which would not be reasonably likely to have an NSAC Material Adverse Effect.

     2.5. CONDUCT OF NSAC. NSAC has taken no actions which (i) to its knowledge, have adversely affected or (ii) reasonably could be expected to adversely affect NEXTBAND, the LMDS licenses owned by NEXTBAND, or the Interests. NSAC owns and will convey valid title to the Interests free and clear of all liens and rights of others (excluding those of or arising under or through any other member of NEXTBAND) and has not, in its capacity as a member of NEXTBAND, caused NEXTBAND to enter into any binding agreements or arrangements with third parties without the knowledge of the Purchaser.

     2.6. LITIGATION. There is no suit, action or proceeding pending or, to NSAC's knowledge, threatened against NSAC, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against NSAC.

     2.7. FINDERS AND INVESTMENT BANKERS. Neither NSAC nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby for which the Purchaser or any of its stockholders would be liable.

                                  ARTICLE III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     3.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure so to be duly qualified or licensed and in good standing would not be reasonably likely to have a material adverse effect on the business, assets, condition (financial or other), prospects or results of operations of Purchaser and its subsidiaries taken as a whole (a "Purchaser Material Adverse Effect"). Purchaser has heretofore made available to NSAC accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Purchaser.

     3.2. AUTHORIZATION; BINDING AGREEMENT. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the due authorization and approval for issuance of Purchaser Common Stock issuable at the Closing, if any. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the purchase of the Interests, have been duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreements of Purchaser, enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

     3.3. GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby other than as set forth in Section 2.3. Purchaser or a wholly-owned subsidiary of Purchaser holds a 50% membership interest in NEXTBAND and Purchaser has no reason to believe that it is not qualified to hold the Interests. Purchaser (i) is not a foreign person or under the control of a foreign person, (ii) is not, is not controlled by and does not control any incumbent local exchange carrier, and (iii) is not, is not controlled by and does not control any CATV system in any market covered by the LMDS Licenses (as all such terms are used in the Communications Act of 1996 and the LMDS Rules) and as of the date hereof is not aware of any reason why it is not qualified to hold the Interests under the LMDS Rules.

     3.4. NO VIOLATIONS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Purchaser, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or permit the acceleration of rights under or termination of, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of Purchaser, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.3 hereof, contravene any Law to which Purchaser or any of its assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

     3.5. SECURITIES FILINGS. Purchaser has made available to NSAC true and complete copies of (i) its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC, together with all Exhibits and
Schedules thereto, (ii) its proxy statement relating to the meeting of its stockholders held on May 20, 1998, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current
Reports on Form 8-K, as amended) filed by Purchaser with the SEC since January 1, 1998, together with all Exhibits and Schedules thereto. The reports and statements specified in clauses (i) through (iii) above are referred to collectively herein as the "Purchaser Securities Filings" As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Purchaser Securities Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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     3.6. PURCHASER FINANCIAL  STATEMENTS.  The audited  consolidated  financial statements and unaudited interim financial statements of Purchaser included in the Purchaser Securities Filings (the "Purchaser Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly, in all material respects, the financial position of Purchaser and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     3.7. CAPITALIZATION. As of the date hereof, the authorized capital stock of Purchaser consists of 110,334,000 shares of Purchaser Common Stock, 44,133,600 shares of Class B Common Stock, par value $.02 per share and 25,000,000 shares of preferred stock, par value $.01 per share ("Purchaser Preferred Stock"). As of December 31, 1998, (a) 24,154,938 shares of Purchaser Common Stock were issued and outstanding, (b) 30,523,242 shares of Class B Common Stock were issued and outstanding, (c) 11,254,623 shares of Purchaser Preferred Stock were issued and outstanding and (d) no shares of Purchaser Common Stock were issued and held in the treasury of Purchaser. As of the date hereof, no other capital stock of Purchaser is authorized or issued. All issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable.

     3.8. VALID ISSUANCE. Purchaser Common Stock, if and when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.9. FINDERS AND INVESTMENT BANKERS. None of Purchaser or any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby to which NSAC or any of its stockholders would be liable.

     3.10. EXISTING REGISTRATION RIGHTS. Exhibit 3.10 attached hereto sets forth a list of all agreements in effect on the date hereof pursuant to which Purchaser has granted registration rights with respect to any of its equity securities, together with a designation of the number and type of securities covered thereby. Purchaser has delivered to NSAC true and correct copies of all provisions of such agreements relating to such rights.


                                   ARTICLE IV.

                              ADDITIONAL COVENANTS

     4.1. FURTHER ASSURANCES. Each of the parties shall, from time to time, whether before or after the Closing, execute such documents and other papers and take such further

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actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     4.2. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, neither party will issue any press release or make any other announcement with respect to the transactions contemplated in this Agreement, other than disclosures required by law to be made in any report, statement or registration statement filed by a party or its affiliates with the SEC. Without limiting the generality of the foregoing, no press release or other voluntary announcement shall be made unless the content and wording of same has been approved in advance and in writing by both parties.

     4.3. AGREEMENTS PRIOR TO CLOSING. NSAC and the Purchaser each agree (i) to conduct its affairs in respect of NEXTBAND in the ordinary course, (ii) to take no action that would result in the incurrence of any liability by NEXTBAND, and
(iii) to take no action that would have any material adverse effect on the assets of NEXTBAND or the ability of either of them to consummate the transactions contemplated hereby. During the period from the date of this Agreement to the Closing Date, (i) NSAC will use its reasonable best efforts to preserve the Interests and the LMDS Licenses intact, free and clear of all restrictions and encumbrances created by or through NSAC and (ii) each of NSAC and the Purchaser will not sell, lease, license, mortgage or otherwise encumber or subject to any lien the Interests or the LMDS Licenses.

     4.4. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other if any of the following occur after the date of this Agreement:
(i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement;
(ii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or
(iii) the commencement of any litigation involving or affecting NEXTBAND or the notifying party or any of its subsidiaries, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of such notifying party or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the transactions contemplated hereby. In addition, Purchaser shall give prompt written notice to NSAC of the occurrence of any event which would be reasonably likely to have a Purchaser Material Adverse Effect and NSAC shall give prompt written notice to Purchaser of the occurrence of any event which would be reasonably likely to have a NSAC Material Adverse Effect.

     4.5. REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, Purchaser and NSAC agree to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to:

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

     (a) making all necessary applications and/or filings with the FCC as soon as practicable but in no event later than 7 days from the date hereof, and thereafter obtaining FCC approval of the license assignment contemplated hereby and any other Consents from Governmental Authorities and other third parties required for the consummation of the transactions contemplated hereby; and

     (b) making all necessary filings under the H-S-R Act within 30 days of the date hereof.

Upon the terms and subject to the conditions hereof, each of Purchaser and NSAC shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein, provided that nothing contained in this Agreement shall be construed to require Purchaser or NSAC to accept any term or condition or restriction required or imposed by any Government Authority in connection with the governmental approvals being sought for the transactions contemplated hereby, except for any terms, conditions or restrictions that are of an administrative or ministerial nature. In addition, each of Purchaser and NSAC will notify the other promptly upon the receipt of any comments from any government officials and of any request by government officials for amendments or supplements to any regulatory filing or for additional information and will promptly supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the government officials, on the other hand, with respect to the regulatory filing. Purchaser will not take any action that would cause the last sentence of Section 3.3 to be untrue at any time prior to the Closing, unless such action would not (i) result in an adverse effect on Purchaser's qualifications to be a holder of the LMDS Licenses or (ii) otherwise adversely affect the consummation of the transactions contemplated hereby.

                                   ARTICLE V.

                              CONDITIONS TO CLOSING

     5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each party to effect the Closing shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

     (a) NO INJUNCTION OR ACTION. No order, statute, rule, regulation, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the transactions contemplated hereby which has not been vacated, dismissed or withdrawn prior to the Closing Date. Purchaser and NSAC shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Closing Date.

     (b) H-S-R ACT. Any waiting period (and any extension thereof) under the H-S-R Act applicable to the transactions contemplated by the Agreements shall have expired or been terminated.

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

     (c) FCC APPROVAL. The FCC shall have issued an order (the "FCC Order") approving the transfer of control of the Interests contemplated by this Agreement, such approval shall be in full force and effect and shall have become Final (as hereinafter defined). The FCC Order shall have become Final when it has been issued by the FCC, when the time for filing any protest, request for stay, petition or request for reconsideration, petition for rehearing or appeal or review thereof (or of any subsequent decision by any court or governmental entity) by or to the FCC or any court or governmental entity having jurisdiction thereof or the over the premises, or for the FCC to review or reconsider such Order on its own motion, shall have expired, and when no protest, request for stay, petition or request for reconsideration, petition for rehearing or appeal or review of such Order is pending.

     (d) CONSUMMATION OF WNP INITIAL OFFERING. The Closing shall not be effected before the earlier of (i) the date on which the WNP Initial Offering is consummated and (ii) July 1, 1999, provided, however, that (A) upon receipt by NSAC of written notice from Purchaser stating that in the judgment of Purchaser the WNP Initial Offering is not likely to occur on or before July 1, 1999, this condition shall no longer be applicable and (B) if the WNP Initial Offering has not been consummated by June 30, 1999, the Closing shall occur on July 1, 1999 (or such later date on which all other conditions to Closing are satisfied).

     5.2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase and pay for the Interests on the Closing Date shall be subject to the fulfillment prior thereto of the following additional conditions, any one or more of which may be waived by Purchaser:

     (a) PERFORMANCE BY NSAC. NSAC shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, have a material adverse affect on NEXTBAND or materially adversely affect the transactions contemplated hereby.

     (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NSAC contained herein shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date except to the extent that any such representation and warranty had by its terms been made as of the date hereof or another specific date, in which case such representation and warranty shall have been true and correct as of the date hereof or such specific date, as the case may be), except, in all instances, where the failure to be so true and correct shall not result, individually or in the aggregate, in a NSAC Material Adverse Effect; and Purchaser shall have received a certificate signed on behalf of NSAC by an authorized officer of NSAC to that effect.

     (c) CERTIFICATES AND OTHER DELIVERIES. NSAC shall have delivered, or caused to be delivered, to Purchaser (i) a certificate executed on its behalf by an authorized officer of NSAC to the effect that the conditions set forth in
Section 5.2(a) have been satisfied; and (ii) duly adopted resolutions of the Board of Directors of NSAC approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by its Secretary.

     (d) NO CONDITIONS. No Governmental Authority having jurisdiction over the approval of the transactions contemplated hereby shall have imposed or required any condition to such approval, except for any conditions that are of an administrative or ministerial nature, except for conditions resulting from any action taken by Purchaser or Eagle River Investments L.L.C. or their respective controlled or controlling affiliates.

     (e) No Material Adverse Change. There shall not have occurred after the date hereof any event that has had or would reasonably be expected to have a NSAC Material Adverse Effect (other than by reason of any action or inaction by Purchaser or any of its controlled or controlling affiliates).

     5.3. CONDITIONS TO OBLIGATIONS OF NSAC. The obligations of NSAC to sell the Interests on the Closing Date shall be subject to the fulfillment prior thereto of the following additional conditions, any one or more of which may be waived by NSAC:

     (a) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied with all the covenants and agreements and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing Date, except for such failures to perform as have not had or would not, individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby.

     (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Sections 3.1 through 3.4 and in Section 3.9 and if, but only if, Purchaser shall not have delivered to NSAC an irrevocable written election to pay the entire Remaining Purchase Price in cash, in the remaining Sections of Article III (without giving effect to any materiality or knowledge qualifications contained therein) shall be true and correct when made and shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty had by its terms been made as of the date hereof or another specific date, in which case such representation and warranty shall have been true and correct as of the date hereof or such specific date, as the case may be, except, in all instances other than Section 3.8, where the failure to be so true and correct shall not result, individually or in the aggregate, in a Purchaser Material Adverse Effect; and NSAC shall have received a certificate signed on behalf of Purchaser by an authorized officer of Purchaser to such effect.

     (c) CERTIFICATES, LEGAL OPINIONS AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, to NSAC (i) a certificate executed on its behalf by an authorized officer of Purchaser to the effect that the conditions set forth in Section 5.3(a) have have been satisfied; (ii) duly adopted resolutions of the Board of Directors of Purchaser approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its Secretary; and (iii) if shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, an opinion of counsel to Purchaser, dated the Closing Date, in form and substance reasonably acceptable to NSAC, as to the matters covered by the first sentence of Section 3.1, Section 3.2, the first sentence of Section 3.3,
Section 3.4 and Section 3.8.

     (d) REGISTRATION RIGHTS AGREEMENT. If shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, Purchaser shall have executed and delivered to NSAC a Registration Rights Agreement in the form attached hereto as Exhibit A.

     (e) NO CONDITIONS. No Governmental Authority having jurisdiction over the approval of the transactions contemplated hereby shall have imposed or required any condition to such approval that materially and adversely affects NSAC or, if shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, the value of Purchaser Common Stock, except for any conditions that are of an administrative or ministerial nature or are fully compensated by an assumption of cost by Purchaser, and except for conditions resulting from any action taken by NSAC or any of its controlling or controlled affiliates.

     (f) NO MATERIAL ADVERSE CHANGE. If shares of Purchaser Common Stock are to be delivered to NSAC at the Closing, no event shall have occurred on any date during the period beginning at the commencement of the twenty trading day period referred to in Section 1.2 and ending on the day before the Closing Date (whether or not a Purchaser Blackout has occurred) that has had a Purchaser Material Adverse Effect.

     (g) EAGLE RIVER WAIVER OF PIGGYBACK RIGHTS. Eagle River Investments L.L.C.'s waiver of its piggyback registration rights and holdback agreement in connection with the Initial Offering (as that term is defined in the WNP RRA) shall remain in full force and effect and such waiver shall have been amended and supplemented to apply in connection with the initial demand registration requested by NSAC pursuant to the NSAC Registration Rights Agreement.

                                   ARTICLE VI.

                        INDEMNIFICATION AND REIMBUREMENT

     6.1. INDEMNIFICATION BY THE PARTIES.

     (a) In order to induce each of the parties to enter into this Agreement and to consummate the transactions contemplated hereby, each of NSAC and the Purchaser (each, in its capacity as indemnitor hereunder, the "Indemnifying Party") shall, subject to the further provisions of this Article VI, indemnify the other party and, without duplication, its stockholders, directors, officers and employees (collectively, the "Indemnified Parties") and shall hold the Indemnified Parties harmless against and with respect to any "Loss" which for purposes of this Agreement shall include any and all actual liabilities, costs, losses, damages and expenses (whether or not arising out of third party claims), including without limitation reasonable attorneys' fees (after giving effect to any offsetting benefit actually received or receivable), incurred by the Indemnified Parties and arising out of or resulting from:

          (i) any misrepresentation or breach of warranty by the Indemnifying Party of any of its representations or warranties set forth in the Agreements or any Exhibit thereto; and

          (ii) any breach or nonfulfillment by the Indemnifying Party of any of its covenants, agreements or other obligations set forth in the Agreements or any Annex, Schedule or Exhibit thereto.

     (b) Entitlement to indemnification pursuant to this Section 6.1 shall be conditioned upon claims in respect thereof being submitted in writing with detailed specification showing the basis of such claim, including the provision of this Agreement breached, and a reasonably detailed calculation of the amount of such claim, if at all, by the relevant Indemnified Parties to the relevant Indemnifying Party no later than twelve (12) months after the Closing Date.

     (c) Notwithstanding anything to the contrary in this Section 6.1, the right to indemnity in respect of matters provided for in paragraphs (a)(i) and (ii) of this Section 6.1 shall not be barred on the basis that the amount of the claim has not been ascertained, liquidated or reduced to final judgment on or before the expiration of the aforesaid period, provided that such claim is identified in writing with detailed specification showing the basis of such claim, including the provision of this Agreement breached, and a reasonable estimate of the amount of such claim.

     (d) The remedies provided in this Article VI and in Section 7.12 shall be the relevant Indemnified Parties' sole remedies hereunder for breach of this Agreement, except in the case of fraud.

     6.2. Claims for Reimbursement. In the event that any Indemnified Party suffers any Loss (as hereinabove defined) with respect to any liability or claim to which the foregoing indemnities relate, such Person shall give the relevant Indemnifying Party prompt written notice of the nature and amount of such Loss and the Indemnified Party's claim for reimbursement therefor and if such Loss is with respect to a third party claim, accompanied by a copy of the written notice from the third party claimant. The Indemnified Party shall have 30 days from the date of said notice to investigate and dispute the nature, validity or amount of any such claim. During said 30-day period, representatives of one law firm and one accounting firm designated by the relevant Indemnified Party shall have reasonable access, during normal business hours, to the books and records of the Indemnified Party for the purpose of such investigation. In the event that the relevant Indemnifying Party disputes the nature, validity or amount of said claim, such relevant Indemnifying Party shall give the Indemnified Party written notice of such dispute within said 30-day period, and the parties shall attempt in good faith to resolve such dispute. If such dispute is not resolved within 10 days following receipt of said notice of dispute by the Indemnified Party, the provisions of Section 6.5 hereof shall apply to such dispute.

     In the absence of a dispute, the relevant Indemnifying Party shall promptly (but not later than the expiration of said 30-day period) reimburse the Indemnifying Party for such Loss. In the event that the relevant Indemnified Party disputes only the amount of the claim, the relevant Indemnifying Party shall, concurrently with the delivery of its notice of dispute, pay to the Indemnified Party the undisputed portion of such claim and the provisions of Section 6.5 hereof shall apply to the disputed portion of such claim.

     All payments by the Purchaser under this Article VI shall be in cash. All payments by NSAC hereunder may, at NSAC's discretion, be paid either in cash or in shares of Purchaser Common Stock, to the extent NSAC received such shares of Purchaser Common Stock at the Closing hereunder. If NSAC wishes to satisfy all or any portion of an acknowledged liability hereunder in shares of Purchaser Common Stock, such shares shall be valued at their Volume-Weighted Average Trading Price for the twenty trading day period ending on the date prior to the Closing Date hereunder.

     6.3. LIMITATIONS ON INDEMNIFICATION. (a) Notwithstanding anything to the contrary in this Article VI, no Indemnifying Party will be obligated to make any payment in connection with its indemnity obligation under this Article VI until Losses suffered or incurred by any one or more Indemnified Parties to whom that Indemnifying Party has an indemnity obligation under this Article VI exceed, in the aggregate, $50,000. But once such Losses exceed $50,000, then such
Indemnified Parties will be entitled to recover all Losses from that Indemnifying Party up to a maximum account of $137,700,000 (including the value of shares of Purchaser Common Stock as calculated above, in the event such shares are used by NSAC as permitted above to pay any indemnification obligation hereunder).

     6.4. DEFENSE OF THIRD-PARTY CLAIMS. If any lawsuit or enforcement action is filed, or claim asserted against an Indemnified Party by a third party and the Indemnified Party is entitled to indemnification pursuant to this Agreement, written notice thereof shall be given to the relevant Indemnifying Party as promptly as practicable (and in any event no later than 30 days after the service of the citation or summons or receipt of other written notice of such claim); the failure of any Indemnified Party to give timely notice shall limit the rights to indemnification hereunder only if and to the extent that (i) such failure to give timely notice materially affects the ability or right of the relevant Indemnifying Party to participate in the defense of such lawsuit or enforcement action or claim, (ii) actual notice is not given to the relevant Indemnifying Party within a reasonable time, or (iii) to the extent that such failure to give timely notice causes the relevant Indemnifying Party to incur additional expense with respect to such lawsuit or enforcement action, the Indemnified Party fails to promptly reimburse the relevant Indemnifying Party for such additional expense.

     The relevant Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit, action or claim, and to employ and engage attorneys of its own choice to handle and defend the same, at the relevant Indemnifying Party's cost, risk and expense; and such Indemnified Party shall cooperate in all reasonable respects, at its cost, risk and expense, with the relevant Indemnifying Party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost, participate in (but not control) such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

     If the relevant Indemnifying Party does not elect to take control of the defense and investigation of said lawsuit or action, then the Indemnified Party shall remain in control thereof in such manner as it deems appropriate.

     Neither party shall enter into any settlement, adjustment or compromise of any lawsuit or action without the prior written consent of the other party which consent will not be unreasonably withheld.

     6.5. RESOLUTION OF DISPUTES.

     (a) In the event of any dispute between Purchaser and NSAC over any claim for reimbursement with respect to any matter to which the foregoing indemnities relate, such dispute will be finally determined by the Accounting Firm (as defined below) in the manner set forth in Section 6.5(b), and any Loss so determined will be promptly reimbursed to the appropriate Indemnified Parties by the appropriate Indemnifying Party.

     (b) Any dispute pursuant to Section 6.5(a) will be resolved by a member of the Washington, D.C. office of an accounting firm jointly selected by NSAC and Purchaser (the "Accounting Firm"). The Accounting Firm shall be instructed to use all reasonable efforts to resolve such disputes within thirty (30) days. The resolution of disputes by the Accounting Firm so selected will be set forth in writing and will be conclusive and binding upon all parties to such dispute and the amount of the reimbursement payable as so resolved will become final and binding upon the date of such resolution. The fees and expenses of the Accounting Firm shall be paid by the unsuccessful party, if all the disputes are resolved against such party, and in other cases shall be pro rated among the parties as the Accounting Firm sees fit based on the relative success of the parties in indicating their respective positions.

                                  ARTICLE VII.

                                  MISCELLANEOUS

     7.1. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among each of the parties hereto.

     7.2. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

     (a) by the mutual written consent of Purchaser and NSAC; or

     (b) by Purchaser or NSAC if on the Closing Date any condition to the transactions contemplated hereby has not been satisfied or waived by the party or parties entitled to the benefit of the same; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such other condition to be satisfied; or

     (c) by Purchaser or NSAC if the Closing shall not have occurred on or before January 14, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(c) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Closing to occur by such date; or

     (d) by Purchaser or NSAC if any court of competent jurisdiction or other Governmental Authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

     (e) by either Purchaser or NSAC upon written notice to the other if the terminating party is not in material breach of its obligations under this Agreement and if the other party or its subsidiary shall have materially breached this Agreement and such breach shall not have been cured in all material respects or waived prior to the earlier to occur of the Closing Date or thirty (30) days following the date the terminating party shall have given the other party written notice of such breach setting forth the nature thereof in reasonable detail.

     7.3. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.2, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the provisions of this Section 7.3, which shall survive any such termination. Nothing contained in this Section
7.3 shall relieve any party from liability for any breach of this Agreement.

     7.4. SURVIVAL. All representations, warranties and covenants in this Agreement or in any certificate delivered pursuant to this Agreement shall be considered to have been relied upon by the Parties and shall survive the Closing.

     7.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the third succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  if to NSAC, to:

                                    Nextel Spectrum Acquisition Corp.
                                    c/o Nextel Communications, Inc.
                                    1505 Farm Credit Drive
                                    McLean, Virginia 22101
                                    Attention:  General Counsel
                                    Fax:  (703) 394-3896

                                    with a copy to:

                                    Jones, Day, Reavis & Pogue
                                    41 S. High Street, Suite 1900
                                    Columbus, Ohio 43215
                                    Attention:  Gregory A. Gorospe, Esq.
                                    Fax:  (614) 461-4198

                                    and

                  (ii)  if to Purchaser, to:

                                    NEXTLINK Communications, Inc.
                                    500 108th Avenue, NE, Suite 2200
                                    Bellevue, Washington 98004
                                    Attention:  R. Bruce Easter, Jr., Esq.
                                    Fax:  (425) 519-8997

                                    with a copy to:

                                    Willkie Farr & Gallagher
                                    787 Seventh Avenue
                                    New York, New York  10019
                                    Attention:  Bruce R. Kraus, Esq.
                                    Fax:  (212) 728-8111


     7.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other.

     7.7. EXPENSES.

     (a) The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions are consummated, including, without limitation, all fees and expenses of their respective agents.

     (b) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees) incurred in connection with such action.

     7.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

     7.9.  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

     7.11. ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits attached hereto, which are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     7.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     7.13. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party; provided, that any Indemnified Party shall be entitled to the rights and benefits accorded to Indemnified Parties pursuant to the terms of Article VI hereof.

     IN WITNESS  WHEREOF,  Purchaser  and NSAC have caused this  Agreement to be
signed  and  delivered  by  their  respective  duly  authorized   officers,   as
applicable, as of the date first above written.

                                           NEXTLINK COMMUNICATIONS, INC.



                                           By:/s/R. Bruce Easter
                                              Name: R. Bruce Easter, Jr.
                                              Title: Vice President



                                            NEXTEL SPECTRUM ACQUISITION CORP.



                                             By:/s/Thomas J. Sidman
                                                Name: Thomas J. Sidman
                                                Title: Vice President
                                      -18-

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of ___________ __, 1999, between NEXTLINK Communications, Inc., a Delaware corporation (the "Company"), and Nextel Spectrum Acquisition Corp., a Delaware corporation ("NSAC").

     This Agreement is made in connection with the NEXTBAND Interests Purchase Agreement, dated March __,1999 (the "Purchase Agreement") between the Company and NSAC, pursuant to which NSAC may acquire Class A Common Stock of the Company. The execution and delivery of this Agreement is a condition precedent to the issuance of the Company's Class A Common Stock pursuant to the Purchase Agreement.

     Capitalized terms used herein without definition are used as defined in the Purchase Agreement.

     The parties hereby agree as follows:

1.  CERTAIN DEFINITIONS.

     As used in this Agreement, the following terms shall have the following respective meanings:

     (a) "AFFILIATE OF THE COMPANY" means any officer, director, or holder of 10% or more of any class of security issued by the Company, other than a Holder.

     (b) "BUSINESS DAY" means any day, other than a Saturday, Sunday or legal holiday, on which banks in the State of New York are open for business.

     (c)  "COMMISSION" means the Securities and Exchange Commission.

     (d) "COMMON STOCK" means the Class A Common Stock, par value $.02 per share, of the Company, as constituted on the date hereof, any shares into which such Common Stock shall have been changed, or any shares resulting from any reclassification of such Common Stock.

     (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

     (f)  "HOLDERS"  means  NSAC  and  any  other  person  holding   Registrable
          Securities to whom these registration rights have been assigned pursuant to Section 8(f) of this Agreement.

     (g) "MERGER AGREEMENT" means the Merger Agreement, dated January 14, 1999, between the Company and WNP Communications, Inc.

     (h) "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     (i) "REGISTRABLE SECURITIES" means (i) the Common Stock held by any Holder; (ii) any Common Stock or other securities issued or issuable pursuant to the conversion of, or with respect to, the Common Stock held by any Holder upon any stock split, stock dividend, recapitalization, or similar event; and (iii) securities issued in replacement or exchange of any of the securities issued in clauses (i) or (ii) above. A security shall cease to be a Registrable Security when (A) such security has been disposed of by a Holder pursuant to and in the manner described in an effective registration statement under the Securities Act or (B) such security has been sold or distributed by a Holder pursuant to Rule 144 under the Securities Act.

     (j) "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. ("NASD") fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of the Company's legal counsel and independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, fees and disbursements of one counsel for all or a majority of the Holders, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

     (k) "REQUISITE HOLDERS" means Holders holding Registrable Securities having an aggregate Reference Value of no less than $20,000,000. "Reference Value" means the value assigned to a share of Common Stock for purposes of determining the number of shares delivered at the Closing in accordance with Section 1.2 of the Purchase Agreement.

     (l) "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

2. REGISTRATION.

      (a) DEMAND REGISTRATION. At any time and from time totime (i) if the Closing has occurred under the Merger Agreement on or prior to the date hereof, after 180 days following the Closing Date under the Merger Agreement and (ii) if the Closing under the Merger Agreement has not occurred on or prior to the date hereof, after the date hereof, upon written request by the Requisite Holders that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (a "Demand Request"), the Company will use reasonable best efforts to register the Registrable Securities which the Company has been so requested to register by the Holders under the Securities Act for resale by the Holders in an underwritten offering (a "Demand Offering") pursuant to a registration statement (the "Demand Registration Statement") that has been declared effective by the Commission, which registration statement shall be kept effective by the Company until the earlier of such time as the Demand Offering is completed or the expiration of 60 days following the effectiveness of the Demand Registration Statement; provided that the Company shall not be obligated to effect a Demand Offering that is underwritten for Requisite Holders hereunder, but instead may effect a Demand Offering by registering resale transactions involving a non-underwritten distribution of Registrable Securities, if the Registrable Securities sought to be included in such Demand Offering by such Requisite Holders have an aggregate Reference Value of less than $30,000,000. The Company will use reasonable best efforts to have each Demand Registration Statement declared effective by the Commission within ninety (90) days after receipt of such request or within sixty (60) days after receipt of such request if the Company is qualified to file a registration statement on Commission Form S-3, S-2 or any successor or similar short-form registration statement (collectively, "Commission Form S-3"). Subject to subdivision (g), the Company may include in such Demand Registration Statement and Demand Offering other securities of the Company for sale, for the Company's account or for the account of any other person. Upon receipt of a Demand Request, the Company shall promptly give written notice of such request to all Holders, and all Holders shall be afforded the opportunity to participate in such request as follows: subject to subdivision (f), the Company will include in each Demand Registration Statement and Demand Offering such number of Registrable Securities of any Holder joining in such request as are specified in a written request by the Holder received by the Company within 20 days after receipt of such written notice from the Company.

     (b) INCIDENTAL REGISTRATION. For so long as Registrable Securities are outstanding, if the Company for itself or any of its security holders shall at any time or times after the date hereof determine to register under the Securities Act any shares of its capital stock or other securities (other than: (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other persons providing services to, the Company, or any subsidiary pursuant to an employee or similar benefit plan; or (ii) the issuance of securities in a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms), on each such occasion the Company will notify each Holder of Registrable Securities of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within twenty (20) days after the receipt of such notice, the Company will cause any of the Registrable Securities specified by any such Holder to be included in such registration statement to the extent such registration is permissible under the Securities Act and subject to the conditions of the Securities Act and subdivision (g) (an "Incidental Registration").

     (c) REGISTRATION STATEMENT FORM. The Company shall, if permitted by law, effect any registration requested under Section 2 by the filing of a registration statement on Commission Form S-3.

     (d) EXPENSES. The Company shall pay all Registration Expenses incurred in connection with any Demand Registration Statement and any Incidental Registration Statement. Those Holders of Registrable Securities participating in any Demand

          Offering and any Incidental Registration shall bear their respective pro rata share of any applicable underwriting discounts and commissions; such participating Holders agree that the proceeds received by them upon consummation of any such offering shall be net of any and all such discounts and commissions.

     (e) EFFECTIVE REGISTRATION STATEMENT. Neither a Demand Registration Statement, nor an Incidental Registration requested pursuant to this
          Section 2 shall be deemed to have been effected until it has become effective with the Commission. Notwithstanding the foregoing, a registration statement will not be deemed to have been effected if:
          (i) after it has become effective with the Commission, such registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason other than a misrepresentation or omission by any Holder; or (ii) the conditions to consummation of any Demand Offering contained in the underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by any Holder.

     (f) PRIORITY IN UNDERWRITTEN REGISTRATIONS. If a registration is an underwritten registration and the managing underwriters give written advice to the Company and the Persons requesting such registration that, in their opinion, market conditions dictate that no more than a specified maximum number of securities could successfully be included in such registration, then the maximum number of securities included in such registration statement shall be limited to such specified number, and the rights of the Holders to participate in such registration will the subject to the following cutback provisions:

          (i) In the case of the initial Demand Offering, the securities sought to be included in such offering by the Holders shall be excluded on a pro rata basis with the securities sought to be included in the Demand Offering by the Company and all other Persons seeking inclusion of securities in such offering (including pursuant to so-called piggyback registration rights), based upon the Holder's, the Company's and the other Persons' relative number of securities sought to be so included until the aggregate market value of the securities sought to be included in such offering by the Holders has been reduced to a number of shares constituting Registrable Securities equal to (A) 70% of the amount of the Registrable Securities initially subject to this Agreement less, if any portion of the Remaining Purchase Price under the Purchase Agreement was paid in cash ("Cash Payment"), (B) a number of shares constituting Registrable Securities given by the following formula: X/Y, where X is the amount of the Cash Payment and Y is the Reference Value (as adjusted for stock splits, stock dividends, recapitalizations or similar events), after which any additional securities required to be excluded from such offering in order to comply with the advice of the managing underwriter shall be securities that were to have been offered for the Company's account until the offering includes no such securities, after which the securities sought to be included in such offering by the Holders shall be excluded on a pro rata basis with the securities sought to be included in the Demand Offering by all other Persons seeking inclusion of securities in such offering (including pursuant to so-called piggyback registration rights), based upon the

               Holder's and the other Persons' relative number of securities sought to be so included; and

         (ii) If the registration is an Incidental Registration, (a) the securities sought to be registered by the Company for its own account shall have priority for inclusion, (b) the securities sought to be registered for the account of other Persons exercising demand registration rights shall have priority for inclusion to the extent such rights require such priority and
               (c) Registrable Securities held by the Holders may be excluded on a pro rata basis with all other Persons seeking inclusion of securities in such registration pursuant to the exercise of so-called piggyback registration rights, based upon such Holder's and other Persons' relative number of securities sought to be so included.

     (g) BLACKOUT AND POSTPONEMENT. Notwithstanding anything in paragraphs (a) and (b) of this Section 2, the Company shall have the right (i) to delay any registration of Registrable Securities requested pursuant to paragraph (a) or (b) of this Section 2 or (ii) upon written notice to the Holders, to prohibit the Holders from selling Registrable Securities under any Demand Registration Statement or any Incidental Registration, in any case for up to 120 days if such registration or sale, as applicable, would, in the judgment of the Company as reflected in an officer's certificate delivered to the Holders, require disclosures that would not be in the Company's best interest to make at such time, as applicable; provided, however, that registrations shall not be delayed and/or sale prohibitions relating to offerings shall not be in effect pursuant to the provisions of this paragraph (g) for more than 270 days during any period of 365 days. The time period during which any sale prohibition relating to a Demand Registration Statement is in effect under this Section 2(g) shall be added to the time period for which a Demand Registration Statement is otherwise required to remain effective under this Agreement.

3.  REGISTRATION PROCEDURES.

     (a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in
          Section 2, the Company, as expeditiously as possible and subject to the terms and conditions of Section 2, will:

          (i) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration to become and remain effective;

          (ii) permit any Holder which, in the reasonable judgment of the Holder, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included and which is not reasonably objected to by the Company and its counsel;

          (iii)prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of 60 days after such registration statement becomes effective (in the case of a Demand Registration Statement);

          (iv) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary
               prospectus) and any other prospectus   filed  under  Rule  424
               under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the purchaser or any Holder of Registrable Securities to be sold under such registration statement may reasonably request in order to facilitate the distribution of such Registrable Securities;

          (v) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities to be sold under registration statement shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be customary in similar offerings to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, or (b) subject itself to taxation in any such jurisdiction.

          (vi) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States state governmental agencies or authorities as may be necessary to enable the Holder of Registrable Securities to be sold under such registration statement to consummate the intended disposition of such Registrable Securities;

         (vii) in the event of the issuance of any stop order suspending the effectiveness of the registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

        (viii) furnish to the Holders of Registrable Securities to be sold under such registration statement an opinion, dated the effective date of the registration statement, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holders making such request, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (ii) the registration statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements and related schedules and other projected financial or statistical data contained therein); (iii) the descriptions in the registration statement or the prospectus, or any amendment or supplement thereto, of all legal and governmental matters and contracts and other legal documents or instruments are accurate and fairly present the information required to be shown; and (v) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the registration statement or prospectus, or any amendment or supplement thereto, which are not described as required nor of any contracts or documents or instruments of a character required to be described in the registration statement or prospectus, or any amendment or supplement thereto or to be filed as exhibits to the registration statement which are not described and filed as required. Such counsel shall also opine that, in the course of assisting the Company in preparing the Registration Statement, nothing has come to their attention that would cause them to believe that the Registration Statement (excluding the financial and statistical information contained therein) contains any untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading.

          (ix) furnish to the Holders of Registrable Securities to be sold under the Registration Statement a letter, dated the effective date of the registration statement, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders may reasonably request.

           (x) immediately notify the Holders of Registrable Securities included in such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (xi) otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and not file any amendment or supplement to such registration statement or prospectus to which any Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least two business days prior to the filing thereof to the extent reasonably possible;

         (xii) provide a transfer agent for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

        (xiii) use all reasonable best efforts to cause to be quoted or listed all Registrable Securities covered by such registration statement on NASDAQ and any securities exchange on which any of the Registrable Securities are then quoted or listed;

         (xiv) confer with NSAC as to mutually beneficial and appropriate time to schedule the first Demand Offering and make available the Company's management to participate in roadshow presentations and conference calls with respect to such offerings; and

          (xv) confer with NSAC as to mutually beneficial and appropriate time to schedule any other underwritten offerings of Company Common Stock that will include Registrable Securities and use all reasonable best efforts to work with NSAC to schedule such offerings so that the Company's management will be able to participate in roadshow presentations and conference calls with respect to any additional Demand Offerings in excess of $100 million, the availability of its senior management, however, being subject to conflicting business necessities.

     (b) As a condition to the Company's obligation under this Section with respect to any Holder, the Company may require such Holder of Registrable Securities to be sold under such registration statement, at the Company's expense, to furnish the Company with such information and undertakings as it may reasonably request regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     (c) Each Holder, by execution of this Agreement, agrees (A) that upon receipt of any notice of the Company of the happening of any event of the kind described in subdivision (a)(x) of this Section 3, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the receipt by such Holder of the copies of the supplemented or amended prospectus contemplated by subdivision
          (a)(x) of this Section 3 and, if so directed by the Company, will deliver to the Company all copies (other than permanent file copies), then in possession of the Holders of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that it will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished in writing by such Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In the event the Company or any such Holder shall give any such notice, the period referred to in subdivision (a)(iii) of this Section 3 shall be extended by a number of days equal to the number of days during the period from and including the giving of notice pursuant to subdivision
          (a)(x) of this Section 3 to and including the date when such Holder shall have received the copies of the supplemented or amended prospectus contemplated by subdivision (a)(x) of this Section 3.

4.  UNDERWRITTEN OFFERINGS.

     (a) UNDERWRITTEN OFFERING. In connection with any underwritten offering pursuant to a registration under Section 2, the Company will enter into an underwriting agreement with the underwriters for such offering, such agreement to be in form and substance reasonably satisfactory to all Holders requesting such registration and such underwriters in their reasonable judgment and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of that type, including, without limitation, indemnities to the effect and to the extent provided in Section 5. Each such Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each such Holder. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its intended method of distribution and any other representation required by law.

     (b) SELECTION OF UNDERWRITERS. The Company shall select its customary underwriter or, alternatively, an underwriting firm of national reputation, with expertise in comparable offerings by companies engaged in businesses similar to that of the Company that is reasonably satisfactory to NSAC, for any Demand Offering and any underwritten offering pursuant to an Incidental Registration.

     (c) HOLDBACK AGREEMENTS. Each Holder agrees, if required by the managing underwriter in any offering, not to effect any public sale or distribution of Registrable Securities, any sale or distribution thereof pursuant to Rule 144 or 145 under the Securities Act, or any short sale thereof or any transaction or series of transactions having a substantially similar economic effect during the period beginning
          (i) if the Closing under the Merger Agreement has occurred on or prior to the date hereof, on the date hereof and ending on the date 180 days after the Initial Registration Statement (as defined in that certain Registration Rights Agreement between Purchaser and certain stockholders of WNP Communications, Inc., dated January 14, 1999) shall have been declared effective or (ii) in the case of any Demand Registration or Incidental Registration, beginning seven days prior to the effective date of such registration statement, and ending on the date 180 days after any such registration statement shall have been declared effective.

     (d)  PREPARATION, REASONABLE INVESTIGATION.

               In   connection  with  the  preparation  and  filing  of each
          registration statement under the Securities Act, the Company will give Nextel, the underwriters, if any, and their respective counsel and accountants, drafts and final copies of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, at least 5 business days prior to the filing thereof with the Commission, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.


5. INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration under the Securities Act pursuant to Section 2 of any Registrable Securities covered by such registration, the Company will, and hereby does, indemnify and hold harmless each Holder of Registrable Securities to be sold under such registration statement, each such Holder's legal counsel, each other person who participates as an underwriter in the
          offering  or  sale  of  such   securities  (if  so  required  by  such
          underwriter as a condition to including the Registrable Securities of the Holders in such registration) and each other person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Holders or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which
          such securities  were   registered   under  the Securities Act,  any
          preliminary  prospectus,  final prospectus or summary prospectus
          contained  therein  or  any  document   incorporated   therein  by
          reference, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the
          Company  of  any  rule  or  regulation   promulgated  under  the
          Securities Act or state  securities law applicable   to the Company
          and relating to action or inaction required of the Company in connection with any such registration, and the Company will reimburse the Indemnified Parties for any legal or any other
          expenses   reasonably   incurred  by  them  in  connection   with
          investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is
          based upon any untrue  statement or alleged   untrue  statement or
          omission or alleged omission made in such   registration statement,
          any  such  preliminary  prospectus,  final   prospectus,   summary
          prospectus,  amendment  or  supplement  in   reliance   upon and in
          conformity with written information furnished to the Company by such Indemnified Party specifically for use therein.

     (b) INDEMNIFICATION BY THE HOLDERS. The Company may require, as a condition to including any Registrable Securities of any Holder in any registration statement filed pursuant to Section 2, that the Company shall have received an undertaking reasonably satisfactory to it from such Holder to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, and only to the extent that, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company directly by such Holder specifically for use therein; provided, however, that the obligation of any Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon the sale ofRegistrable Securities sold in the offering covered by such registration.

     (c)  NOTICES OF CLAIMS, ETC.   Promptly   after   receipt  by  an
          Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), give written notice to the latter of the commencement of such action, provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this Section 5, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party's reasonable judgment a conflict of interest between such Indemnified and indemnifying parties may exist in respect of such claim, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d)  OTHER INDEMNIFICATION.   Indemnification  substantially equivalent to
          that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities included in any registration statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act.

      (e) INDEMNIFICATION PAYMENT. The indemnification required by this Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

      (f) SURVIVAL OF OBLIGATIONS. The obligations of the Company and of the Holders under this Section 5 shall survive the completion of any offering of Registrable Securities under this Agreement.

      (g) CONTRIBUTION.  If  the  indemnification  provided  for  in  this
          Section 5 is  unavailable  or  insufficient  to hold  harmless an
          Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 5 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative, intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5(g) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 5. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.  COVENANTS RELATING TO RULE 144.

               With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration after such time as a public market exists for the Common Stock of the Company, the Company agrees:

          (a) to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of the Closing;

          (b) to use all reasonable best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, as amended; and

          (c) so long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

7. OTHER REGISTRATION RIGHTS.

               The Company represents and warrants that it has not granted any registration rights to any Person other than as described pursuant to the Purchase Agreement. The Company shall not grant to any Person any registration rights inconsistent with any of those contained herein, so long as any of the registration rights under this Agreement remain in effect.

8. MISCELLANEOUS.

          (a) SPECIFIC PERFORMANCE.  The parties hereto  acknowledge  that there may be no adequate remedy at law if any party fails to perform any of its obligations hereunder and that each party may be irreparably harmed by any such failure, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement.

          (b)   NOTICES.   All   demands,   requests,   notices  and  other
          communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States first class mail, postage prepaid, and to the parties hereto at the following address or at such other address as any party hereto shall hereafter specify by notice to the other party hereto:

                  (i)      if to the Company, addressed to:

                  NEXTLINK Communications, Inc.
                           500 108th Avenue, NE, Suite 2200
                           Bellevue, WA 98004
                           Attention: General Counsel
                           Facsimile No.: 425-519-8997

                  and

                  NEXTLINK Communications, Inc.
                           1730 Rhode Island Avenue, N.W.
                           Washington, D.C. 20036
                           Attention: Corporate Counsel
                           Facsimile No.: 202-721-0995

                  with a copy to:

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019-6099
                           Attention:  Bruce R. Kraus, Esq.
                           Facsimile No.: 212-728-8111

                  (ii)     if to NSAC, addressed to:

                  Nextel Spectrum Acquisition Corp.
                           c/o Nextel Communications, Inc.
                           1505 Farm Credit Drive
                           McLean, Virginia 22102
                           Attention:  General Counsel
                           Facsimile No.: 703-394-3896
                  with a copy to:

                  Jones, Day, Reavis & Pogue
                  41 S. High Street, Suite 1900
                  Columbus, Ohio 43215
                  Attention:  Gregory A. Gorospe, Esq.
                  Facsimile No.: 614-461-4198

Except as otherwise provided herein, all such demands, requests, notices and other communications shall be deemed to have been received on the date of personal delivery thereof or on the third business day after the mailing thereof.

          (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof.

          (d) HEADINGS. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          (e) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and Nextel on behalf of the Holders. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by an amendment or waiver authorized by this Section 8(e), whether or not any such Registrable Securities shall have been marked to indicate such consent.

          (f) ASSIGNABILITY. This Agreement and all of the provisions hereof will be assigned, without the consent of the Company, by any Holder to, and shall inure to the benefit of, any purchaser, transferee or assignee of any Registrable Security to the extent of the securities so transferred or assigned, provided that the seller, transferor or assignor does not affirmatively restrict in -461-writing the transfer or assignment of rights hereunder with respect to such securities. However, the Company shall not be required to recognize any such purchaser, transferee or assignee as a Holder under this Agreement unless and until either (i) such person becomes the holder of record of Series A Common Stock or (ii) the Company receives written notice of such purchase, transfer or assignment and a written agreement by the purchaser, assignee or transferee to be bound by the provisions of this Agreement.

          (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (h) STOCK SPLITS, ETC. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares or if the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, all numbers, percentages, computations and the like in this Agreement shall be deemed modified as necessary to give appropriate effect to such subdivision or combination.

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                            NEXTLINK COMMUNICATIONS, INC.





                                            By:_______________________________
                                               Name:
                                               Title:





                                            NEXTEL SPECTRUM ACQUISITION CORP.







                                            By:________________________________
                                               Name:
                                               Tittle